SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.  20549

                                       Form S-8

                                REGISTRATION STATEMENT
                                         UNDER
                              THE SECURITIES ACT OF 1933

                             Nichols Research Corporation
            --------------------------------------------------------------
                  (Exact name of issuer as specified in its charter)


           Delaware                              63-0713665
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(State or other jurisdiction of        (IRS Employer Identification No.)
 incorporation or organization)


          4090 Memorial Parkway, South, Huntsville, Alabama  35815-1502
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           (Address of principal executive offices, including Zip Code)

         Nichols Research Corporation 1988 Employees Stock Purchase Plan
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                            (Full Title of the Plan)

                                 Chris H. Horgen
                          Nichols Research Corporation
                          4090 Memorial Parkway, South
                         Huntsville, Alabama 35815-1502
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                     (Name and Address of Agent for Service)

                                  (256)883-1140
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          (Telephone Number, including area code, of agent for service)
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The Registrant requests that the Registration Statement become effective immediately upon filing pursuant to Securities Act Rule 462.


                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------


Title of                                    Proposed Maximum        Proposed Maximum
Securities to          Amount to be         Offering Price Per      Aggregate Offering     Amount of
be Registered          Registered           Share (1)               Price(1)               Registration Fee
-----------------      ----------------     -------------------     ------------------     ----------------
Common                 1,000,000                 $25.00                $25,000,000            $6,950
Stock $.01 par           shares
value
-----------------------------------------------------------------------------------------------------------


(1)This calculation, which is made solely for the purpose of determining the amount of the registration fee, is made pursuant to Rule 457 and is based on a price of $25.00 per share, the average of the high and low price of a share of common stock on September 15, 1999, as reported on the Nasdaq National Market.

                     STATEMENT OF INCORPORATION BY REFERENCE

     The contents of the Registration Statements on Form S-8 (File Nos. 33-26909 and 333-07164) filed with the Securities and Exchange Commission on February 7, 1989 and June 13, 1997, respectively, relating to the Company's 1988 Employees' Stock Purchase Plan are hereby incorporated by reference into this Registration Statement on Form S-8. The purpose of this Registration Statement is to register 1,000,000 additional shares of the Company's common stock resulting from an increase in the number of shares authorized to be issued under the Plan approved by the shareholders of the Company on January 14, 1999.


                                      - 3 -

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Huntsville, State of Alabama, on the 20th day of September, 1999.

                                          NICHOLS RESEARCH CORPORATION

                                                  Chris H. Horgen
                                          By:__________________________________
                                                   Chris H. Horgen
                                                   Chairman of the Board


     Pursuant to the requirements of the Securities Act of 1933, this Registra-tion Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                            Title                                            Date


Chris H. Horgen
_________________________            Chief Executive Officer and                   September 20, 1999
Chris H. Horgen                      Chairman of the Board


Charles A. Leader
_________________________            President, Chief Operating Officer            September 20, 1999
Charles A. Leader                    and Director


Roy J. Nichols
_________________________            Senior Vice President and Director            September 20, 1999
Roy J. Nichols


Patsy L. Hattox
_________________________            Chief Administrative Officer,                 September 20, 1999
Patsy L. Hattox                      Corporate Vice President, Secretary
                                     and Director

Roger P. Heinish
_________________________            Director                                      September 20, 1999
Roger P. Heinish



                                      - 4 -


John R. Wynn
_________________________            Director                                      September 20, 1999
John R. Wynn


Michael J. Mruz
_________________________            Director                                      September 20, 1999
Michael J. Mruz

_________________________            Director
William E. Odom


James R. Thompson, Jr.
_________________________            Director                                      September 20, 1999
James R. Thompson, Jr.

_________________________            Director
Phil E. DePoy


Thomas L. Patterson
_________________________            Chairman of the Board of Nichols              September 20, 1999
Thomas L. Patterson                  TXEN Corporation and Director


Daniel W. McGlaughlin
_________________________            Director                                      September 20, 1999
Daniel W. McGlaughlin


David Friend
_________________________            Director                                      September 20, 1999
David Friend


Allen E. Dillard
_________________________            Corporate Vice President, Chief               September 20, 1999
Allen E. Dillard                     Financial Officer and Corporate
                                     Treasurer (Principal Financial and
                                     Accounting Officer)



                                      - 5 -

                                  EXHIBIT INDEX



    Exhibit No.                           Description

         5                Opinion and Consent of Lanier Ford Shaver &
                          Payne, P.C.

       23.1               Consent of Lanier Ford Shaver & Payne, P.C.
                          (included in Exhibit 5)

       23.2               Consent of Ernst & Young, LLP

        99 Amendments Seven, Eight and Nine to the Nichols Research Corporation 1988 Employees' Stock Purchase Plan



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